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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 of our report dated January 26, 2001, except for the pooling of interests with First Liberty Bank Corp. described in Note A and the information in Note R as to which the date is August 10, 2001, relating to the financial statements of Community Bank System, Inc., which appear in the Current Report on Form 8-K/A, dated August 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Syracuse, New York

October 23, 2001